Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement (No 333-273163) on Form S-11 of our report dated March 20, 2026, with respect to the consolidated financial statements of EQT Exeter Real Estate Income Trust, Inc., appearing in Prospectus Supplement No. 14, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ KPMG LLP
New York, New York
March 23, 2026